Exhibit 99.1
NORTHSTAR REALTY EUROPE CORP.

NORTHSTAR REALTY EUROPE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 12, 2018, a subsidiary of NorthStar Realty Europe Corp. (the “Company”) completed the sale of Trianon Tower and received net proceeds of approximately $363 million (the “Trianon Sale”) after repayment of mortgage financing and associated prepayment penalties, its $6 million retained preferred equity interest and transaction costs (based on the September 30, 2018 applicable exchange rate). The Trianon Sale, the repayment of the mortgage financing and the $6 million preferred equity investment are referred to, collectively, as the “Transactions.”

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 included in Exhibit 99.1 have been prepared giving effect to the Transactions as if they were completed on September 30, 2018.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 included in Exhibit 99.1 have been prepared giving effect to the Transactions as if they occurred on January 1, 2017, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Company had the Transactions been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto of the Company, included as Item 8 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and as Item 1 in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

The unaudited pro forma condensed consolidated financial statements reflect management’s best estimates based on currently available information.

NORTHSTAR REALTY EUROPE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2018
(Dollars in Thousands)

	As Reported (Unaudited)	Trianon Sale Adjustments (Note 2)	Pro Forma
Assets
Operating real estate, gross	$1,566,505	$(603,537)	$962,968
Less: accumulated depreciation	(119,133)	49,976	(69,157)
Operating real estate, net	1,447,372	(553,561)	893,811
Preferred equity investments	34,137	5,970	40,107
Cash and cash equivalents	61,869	363,024	424,893
Restricted cash	7,097	—	7,097
Receivables, net	8,013	(1,077)	6,936
Derivative assets, at fair value	10,941	(4,901)	6,040
Intangible assets, net	100,831	(38,180)	62,651
Other assets, net	28,466	(10,954)	17,512
Total assets	$1,698,726	$(239,679)	$1,459,047
Liabilities
Mortgage and other notes payable, net	$1,092,708	$(381,670)	$711,038
Accounts payable and accrued expenses	16,954	(3,553)	13,401
Due to affiliates	4,259	—	4,259
Derivative liabilities, at fair value	426	—	426
Intangible liabilities, net	25,142	(14,714)	10,428
Other liabilities	24,276	(4,380)	19,896
Total liabilities	1,163,765	(404,317)	759,448
Commitments and contingencies
Redeemable noncontrolling interest	1,930	(1,930)	—
Equity
NorthStar Realty Europe Corp. Stockholders’ Equity
Preferred stock	—	—	—
Common stock	498	—	498
Additional paid-in capital	860,853	158	861,011
Retained earnings (accumulated deficit)	(333,464)	178,308	(155,156)
Accumulated other comprehensive income (loss)	1,564	(11,905)	(10,341)
Total NorthStar Realty Europe Corp. stockholders’ equity	529,451	166,561	696,012
Noncontrolling interests	3,580	7	3,587
Total equity	533,031	166,568	699,599
Total liabilities, redeemable noncontrolling interest and equity	$1,698,726	$(239,679)	$1,459,047

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR REALTY EUROPE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2018
(Dollars in Thousands, Except Per Share Data)

	As Reported (Unaudited)	Trianon Sale Adjustments (Note 2)	Pro Forma
Revenues
Rental income	$75,744	$(24,260)	$51,484
Escalation income	15,186	(5,836)	9,350
Interest income	2,143	316	2,459
Other income	497	(20)	477
Total revenues	93,570	(29,800)	63,770
Expenses
Properties - operating expenses	19,422	(7,303)	12,119
Interest expense	17,280	(4,170)	13,110
Transaction costs	1,986	—	1,986
Management fee, related party	12,391	—	12,391
Other expenses	3,847	(1,029)	2,818
General and administrative expenses	5,631	(40)	5,591
Compensation expense(1)	3,292	—	3,292
Depreciation and amortization	34,640	(13,373)	21,267
Total expenses	98,489	(25,915)	72,574
Other income (loss)			—
Other gain (loss), net	(15)	1,449	1,434
Realized gain on sales, net	42,020	—	42,020
Income (loss) before income tax benefit (expense)	37,086	(2,436)	34,650
Income tax benefit (expense)	277	(308)	(31)
Net income (loss)	37,363	(2,744)	34,619
Net (income) loss attributable to noncontrolling interests	(225)	19	(206)
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$37,138	$(2,725)	$34,413
Earnings (loss) per share (Note 3):
Basic	$0.70		$0.65
Diluted	$0.68		$0.63
Weighted average number of shares:
Basic	52,125,685		52,125,685
Diluted	53,960,553		53,960,553

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR REALTY EUROPE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2017
(Dollars in Thousands, Except Per Share Data)

	As Reported (Unaudited)	Trianon Sale Adjustments (Note 2)	Pro Forma
Revenues
Rental income	$105,349	$(27,890)	$77,459
Escalation income	21,625	(6,377)	15,248
Interest income	1,706	413	2,119
Other income	1,243	(234)	1,009
Total revenues	129,923	(34,088)	95,835
Expenses
Properties - operating expenses	31,119	(10,375)	20,744
Interest expense	25,844	(5,237)	20,607
Transaction costs	6,117	—	6,117
Management fee, related party	14,408	—	14,408
Other expenses	9,251	(1,197)	8,054
General and administrative expenses	7,384	(116)	7,268
Compensation expense	23,768	—	23,768
Depreciation and amortization	54,014	(16,962)	37,052
Total expenses	171,905	(33,887)	138,018
Other income (loss)			—
Other gain (loss), net	(12,863)	1,411	(11,452)
Realized gain on sales, net	22,367	—	22,367
Income (loss) before income tax benefit (expense)	(32,478)	1,210	(31,268)
Income tax benefit (expense)	2,145	(750)	1,395
Net income (loss)	(30,333)	460	(29,873)
Net (income) loss attributable to noncontrolling interests	(792)	(1)	(793)
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$(31,125)	$459	$(30,666)
Earnings (loss) per share (Note 3):
Basic	$(0.57)		$(0.54)
Diluted	$(0.57)		$(0.53)
Weighted average number of shares:
Basic	55,073,383		55,073,383
Diluted	55,599,222		55,599,222

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR REALTY EUROPE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 is presented as if the Trianon disposition had been completed on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 reflect adjustments related to the Trianon disposition as if the transaction had been completed on January 1, 2017, the beginning of the earliest period presented.
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments that are: (i) directly attributable to the transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results of the Company.
2. Trianon Disposition
Trianon disposition adjustments (based on the September 30, 2018 applicable exchange rate) to the unaudited pro forma condensed consolidated balance sheet at September 30, 2018 reflect adjustments to:

•	Exclude the balance sheet of the Trianon Tower

•
Cash received from the sale of $363 million representing the sale price after repayment of mortgage financing and associated prepayment penalties ($384 million), the Preferred Equity Certificates and payment of transaction costs

•	Retained a $6 million equity interest in Symbol Holdco C-T S.à. r.l in the form of preferred equity certificates with a 7% yield (the "Preferred Equity Certificates")

•	The reclassification of the currency translation adjustment ("CTA") from a component of accumulated other comprehensive income ("OCI")
Trianon disposition adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 reflect adjustments to exclude the results of operations of Trianon, including amounts allocated to redeemable noncontrolling interests and noncontrolling interests in the Operating Company and include the interest income earned on the 7% yield on the Preferred Equity Certificates. The adjustment to other gain (loss), net reflects the adjustment to eliminate the gain on the non-cash change in fair value related to the interest rate caps for the periods presented.
3. Pro Forma Earnings Per Share
The following table presents pro forma basic and diluted loss per share after giving effect to the pro forma adjustments to the unaudited consolidated statements of operations (dollars and shares in thousands, except per share data):

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Numerator:
Net income (loss)	$34,619	$(29,873)
Net (income) loss attributable to Unit Holders noncontrolling interest	(206)	372
Net income (loss) attributable to common stockholders and Unit Holders	$34,413	$(29,501)
Net (income) allocated to participating securities	(412)	—
Net income (loss) allocated to common stockholders—basic and dilutive	$34,001	$(29,501)
Denominator:
Weighted average shares of common stock - basic	52,126	55,073
Weighted average effect of dilutive shares	1,835	526
Weighted average shares of common stock - dilutive	53,961	55,599
Earnings (loss) per share:
Basic	$0.65	$(0.54)
Diluted	$0.63	$(0.53)